Exhibit 99

NextEra Energy, Inc. Media Line: (561) 694-4442 Oct. 28, 2015 FOR IMMEDIATE RELEASE
NextEra Energy reports 2015 third-quarter financial results

•	NextEra Energy delivers solid operational performance and financial results

•	Florida Power & Light Company continues to invest in the business to provide customer benefits

•	NextEra Energy Resources has another strong quarter in new wind and solar origination

•	NextEra Energy authorizes program to purchase up to $150 million of outstanding common units of NextEra Energy Partners, LP

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2015 third-quarter net income attributable to NextEra Energy on a GAAP basis of $879 million, or $1.93 per share, compared to $660 million, or $1.50 per share, in the third quarter of 2014. On an adjusted basis, NextEra Energy’s 2015 third-quarter earnings were $730 million, or $1.60 per share, compared to $688 million, or $1.55 per share, in the third quarter of 2014.

Adjusted earnings for these periods exclude the mark-to-market effects of non-qualifying hedges, as well as the net effect of other than temporary impairments (OTTI) on certain investments and operating results from the Spain solar project. Adjusted earnings also exclude merger-related expenses in 2015. All of these items, except for the merger-related expenses, relate primarily to the business of NextEra Energy Resources, LLC and its affiliated entities.

NextEra Energy’s management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, for analysis of performance, for reporting of results to the board of directors, and as an input in determining performance-based compensation under the company’s employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy management believes that adjusted earnings provide a more meaningful representation of NextEra Energy’s fundamental earnings power. The attachments to this news release include a reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure.

“NextEra Energy delivered solid operational and financial performance for the third quarter,” said Jim Robo, chairman and chief executive officer of NextEra Energy. “FPL performed well operationally, is on track this year to deliver its best-ever reliability performance and last week was recognized as the most reliable electric utility in the nation. Typical residential customer bills are now 30 percent below the national average, and FPL recently filed to reduce them further in 2016 by about $2.50 a month. NextEra Energy Resources added approximately 725 megawatts of new wind and solar projects to its backlog, continued a very strong year for new origination activity and is on pace to exceed its wind and solar origination expectations for 2016. Overall,

NextEra Energy is on track to finish the year in the upper half of our previously stated range for adjusted earnings per share expectations of $5.40 to $5.70.”

Florida Power & Light Company
NextEra Energy’s principal rate-regulated electric utility subsidiary, Florida Power & Light Company (FPL), reported third-quarter 2015 net income of $489 million, or $1.07 per share, compared to $462 million, or $1.05 per share, for the prior-year quarter.

FPL’s contribution to adjusted earnings per share growth over the prior-year comparable quarter was driven primarily by continued investment in the business. The investments FPL is making continue to strengthen its value proposition that includes electric bills that are among the lowest in the nation, high reliability, award-winning customer service and one of the cleanest emissions profiles in America.

FPL’s long-term investments in more efficient power plants, coupled with low fuel prices, continue to generate savings for its customers. FPL owns and operates one of the cleanest and most fuel-efficient generation fleets in America, and the company’s investments since 2001 in fuel efficiency have saved customers more than $8 billion and prevented more than 95 million tons of carbon emissions. FPL’s typical residential customer bill is lower today than it was in 2006, is the lowest in Florida among reporting utilities and is among the lowest in the nation. In September, FPL filed a request with the Florida Public Service Commission (Florida PSC) to reduce rates beginning in January 2016. With Florida PSC approval, FPL’s typical residential monthly bill will decrease to approximately $94, reflecting savings of about $2.50 per month on average in 2016, compared to current rates.

During the quarter, FPL continued to make progress on its major capital projects. The company’s generation modernization project at Port Everglades remains on budget and on schedule to enter service in mid-2016. In addition, FPL’s development of three new large-scale solar energy centers remains on schedule, with each of these approximately 74-megawatt (MW) projects expected to be completed in 2016. Once complete, these plants will roughly triple FPL’s solar capacity and add to the overall fuel diversity of its fleet.

FPL also continued to invest in modernizing its electric grid, making it stronger, smarter and more resilient. Since 2006, FPL has invested more than $2 billion to strengthen its transmission and distribution system, positioning the company to deliver service reliability of more than 99.98 percent. FPL is on track to deliver its best-ever reliability performance this year and recently received several reliability-related awards, including being named as the nation’s most reliable electric utility by PA Consulting Group.

FPL averaged approximately 67,000 more customer accounts during the third quarter of 2015 than in the comparable prior-year quarter. Retail sales growth was 2.6 percent, compared to the prior-year quarter, which included approximately 1.4 percent usage growth due to weather. The average number of inactive accounts for the quarter declined 16 percent from the prior year.

FPL’s customer metrics are consistent with improving Florida economic indicators that the company tracks. In September, Florida’s seasonally adjusted unemployment rate was 5.2 percent, representing a 0.6 percentage point decrease from a year earlier and the lowest level since early 2008. Along with strong growth in jobs, July retail activity grew 8.6 percent since last year, increasing markedly since mid-2009.

During the quarter, FPL received approval from the Florida PSC and completed the acquisition of the Cedar Bay Generating Plant. In addition, FPL filed a petition for determination of need with the Florida PSC for the proposed high-efficiency Okeechobee Clean Energy Center. The approximately 1,600-MW combined-cycle power plant, fueled by clean, U.S.-produced natural gas, requires approval by a number of federal, state and local agencies. Contingent upon receiving all necessary approvals, FPL expects to begin construction in 2017, with the new plant entering service in mid-2019.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported a third-quarter 2015 contribution to net income attributable to NextEra Energy on a GAAP basis of $375 million, or $0.82 per share, compared to $204 million, or $0.46 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources’ earnings for the third quarter of 2015 were $221 million, or $0.48 per share, compared to $231 million, or $0.52 per share, for the third quarter of 2014.

NextEra Energy Resources’ contribution to adjusted earnings per share in the third quarter of 2015 decreased $0.04 per share, compared to the prior-year comparable quarter. Overall, the business’ results were consistent with its financial expectations for the quarter, and NextEra Energy Resources remains on pace to achieve its full-year expectations. NextEra Energy Resources benefited from continued growth in its contracted renewables portfolio, reflecting the addition of more than 1,900 MW of wind and solar projects during or after the third quarter of 2014. The customer supply and trading business and the existing generation assets both had strong results. Offsetting the positives, among other things, were higher interest expense due to growth in the business and higher corporate expenses due largely to timing differences and increased renewables development activity in light of what NextEra Energy Resources considers to be a very positive landscape for the renewables business. Results also were impacted by share dilution and lower state and federal tax incentives versus the prior-year comparable quarter.

NextEra Energy Resources had another excellent quarter of originating new renewables projects. The business signed power purchase agreements for approximately 725 MW of new wind and solar projects, including 600 MW of wind for delivery by the end of 2016 and 125 MW of solar for post-2016 delivery. Based on the strength of its wind development pipeline, NextEra Energy Resources now expects to exceed the high end of its previously announced 2015 to 2016 wind build range.

Corporate and Other
In the third quarter of 2015, Corporate and Other adjusted earnings per share increased $0.07, compared to the prior-year quarter.

The company’s natural gas pipeline projects, Sabal Trail Transmission and Florida Southeast Connection, continue to progress well through the development process. Federal Energy Regulatory Commission (FERC) decisions are expected for both projects in early 2016, with construction of the proposed interstate pipeline system beginning in 2016 and operations commencing in mid-2017.
Earlier this month, the company’s Mountain Valley Pipeline joint venture announced the addition of RGC Midstream, LLC as an equity partner and its affiliate, Roanoke Gas Company, as a shipper on the pipeline. The Mountain Valley Pipeline joint venture also recently filed a formal application with FERC requesting authorization to build the 301-mile interstate natural gas transmission pipeline that is designed to transport clean-burning natural gas from the Marcellus and Utica shale regions to the growing demand markets in the U.S. Mid-Atlantic and Southeast. The proposed Mountain Valley Pipeline is expected to begin commercial operations by year-end 2018, subject to FERC approval. Mountain Valley Pipeline, LLC is a joint venture of EQT Midstream Partners, LP, and affiliates of NextEra Energy, WGL Holdings, Inc., Vega Energy Partners, Ltd. and RGC Resources, Inc.

NextEra Energy authorizes a program to purchase up to $150 million of NextEra Energy Partners’ outstanding common units
NextEra Energy has authorized a program to purchase, from time to time, subject to market conditions and other considerations, up to $150 million of NextEra Energy Partners’ outstanding common units. The common unit purchase program will not require NextEra Energy to acquire any specific number of common units and may be modified or terminated by NextEra Energy at any time.
Outlook
NextEra Energy expects full-year 2015 adjusted earnings per share to be in the upper half of the range of $5.40 to $5.70. After 2015, NextEra Energy expects to grow adjusted earnings per share at a compound annual growth rate of 6 to 8 percent per year through 2018, off a 2014 base. NextEra Energy continues to expect adjusted earnings per share to be in the range of $5.85 to $6.35 for 2016 and in the range of $6.60 to $7.10 for 2018.
NextEra Energy’s adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards, the unrealized mark-to-market effect of non-qualifying hedges, as well as net OTTI losses on securities held in NextEra Energy Resources’ nuclear decommissioning funds, none of which can be determined at this time. Adjusted earnings expectations also exclude the operating results from the Spain solar project and merger-related expenses. In addition, adjusted earnings expectations assume, among other things: normal weather and operating conditions; continued recovery of the national and the Florida economy; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; access to capital at reasonable cost and terms; no divestitures other than NextEra Energy Partners, LP or acquisitions; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy’s third-quarter earnings conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be financial results for NextEra Energy Partners, LP (NYSE: NEP). The webcast will be available on NextEra Energy’s website by accessing the following link: www.NextEraEnergy.com/investors. The slides and news release accompanying the presentation may be downloaded at www.NextEraEnergy.com/investors, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with consolidated revenues of approximately $17.0 billion, approximately 44,900 megawatts of generating capacity, which includes megawatts associated with noncontrolling interests related to NextEra Energy Partners, LP (NYSE: NEP), and approximately 13,800 employees in 27 states and Canada as of year-end 2014. Headquartered in Juno Beach, Fla., NextEra Energy’s principal subsidiaries are Florida Power & Light Company, which serves approximately 4.8 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the United States, and NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world’s largest generator of renewable energy from the wind and sun. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity, and has been ranked in the top 10 worldwide for innovativeness and community responsibility as part of Fortune’s 2015 list of “World's Most Admired Companies.” For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this press release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, and statements concerning future dividends. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions to or elimination of governmental incentives that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional taxes or assessments on renewable energy; impact of new or revised laws, regulations or interpretations or other regulatory initiatives on NextEra Energy and FPL; effect on NextEra Energy and FPL of potential regulatory action to broaden the scope of regulation of over-the-counter (OTC) financial derivatives and to apply such regulation to NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations; effect on NextEra Energy and FPL of changes in tax laws and in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and for certain existing projects to be impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; potential volatility of NextEra Energy's results of operations caused by sales of power on the spot market or on a short-term contractual basis; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by FPL and NextEra Energy Resources; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; increasing costs of health care plans; lack of a qualified workforce or the loss or retirement of key employees; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; NextEra Energy Partners, LP's (NEP's) acquisitions may not be completed and, even if completed, NextEra Energy may not realize the anticipated benefits of any acquisitions; environmental, health and financial risks associated with NextEra Energy's and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; liability of NextEra Energy and FPL for increased nuclear licensing or compliance costs resulting from hazards, and increased public attention to hazards, posed to their owned nuclear generation facilities; risks associated with outages of NextEra Energy's and FPL's owned nuclear units; effect of disruptions, uncertainty or volatility in the credit and capital markets on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of creditors to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; and effect of disruptions, uncertainty or volatility in the credit and capital markets of the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2014 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended September 30, 2015	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$3,274	$1,585	$95	$4,954
Operating Expenses
Fuel, purchased power and interchange	1,195	260	17	1,472
Other operations and maintenance	410	377	32	819
Merger-related	—	—	7	7
Depreciation and amortization	485	295	18	798
Taxes other than income taxes and other	329	40	8	377
Total operating expenses	2,419	972	82	3,473
Operating Income	855	613	13	1,481
Other Income (Deductions)
Interest expense	(110)	(166)	(35)	(311)
Benefits associated with differential membership interests - net	—	40	—	40
Equity in earnings of equity method investees	—	44	7	51
Allowance for equity funds used during construction	20	—	—	20
Interest income	1	8	13	22
Gains on disposal of assets - net	—	15	—	15
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(24)	—	(24)
Other - net	(3)	10	1	8
Total other deductions - net	(92)	(73)	(14)	(179)
Income (Loss) before Income Taxes	763	540	(1)	1,302
Income Tax Expense (Benefit)	274	163	(16)	421
Net Income (Loss)	489	377	15	881
Less Net Income Attributable to Noncontrolling Interests	—	(2)	—	(2)
Net Income (Loss) Attributable to NextEra Energy, Inc.	$489	$375	$15	$879
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$489	$375	$15	$879
Adjustments, net of income taxes:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	(158)	—	(158)
Loss (income) from other than temporary impairments - net	—	13	—	13
Operating loss (income) of Spain solar projects	—	(9)	—	(9)
Merger-related expenses	—	—	5	5
Adjusted Earnings (Loss)	$489	$221	$20	$730
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.07	$0.82	$0.04	$1.93
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	(0.35)	—	(0.35)
Loss (income) from other than temporary impairments - net	—	0.03	—	0.03
Operating loss (income) of Spain solar projects	—	(0.02)	—	(0.02)
Merger-related expenses	—	—	0.01	0.01
Adjusted Earnings (Loss) Per Share	$1.07	$0.48	$0.05	$1.60
Weighted-average shares outstanding (assuming dilution)				456

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended September 30, 2014	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$3,315	$1,242	$97	$4,654
Operating Expenses
Fuel, purchased power and interchange	1,255	292	19	1,566
Other operations and maintenance	414	325	33	772
Merger-related	—	—	—	—
Depreciation and amortization	489	275	18	782
Taxes other than income taxes and other	323	43	5	371
Total operating expenses	2,481	935	75	3,491
Operating Income	834	307	22	1,163
Other Income (Deductions)
Interest expense	(112)	(167)	(37)	(316)
Benefits associated with differential membership interests - net	—	23	—	23
Equity in earnings of equity method investees	—	39	(1)	38
Allowance for equity funds used during construction	7	—	—	7
Interest income	—	6	12	18
Gains on disposal of assets - net	—	12	—	12
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(4)	—	(4)
Other - net	—	7	(5)	2
Total other deductions - net	(105)	(84)	(31)	(220)
Income (Loss) before Income Taxes	729	223	(9)	943
Income Tax Expense (Benefit)	267	15	(3)	279
Net Income (Loss)	462	208	(6)	664
Less Net Income Attributable to Noncontrolling Interests	—	(4)	—	(4)
Net Income (Loss) Attributable to NextEra Energy, Inc.	$462	$204	$(6)	$660
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$462	$204	$(6)	$660
Adjustments, net of income taxes:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	11	(1)	10
Loss (income) from other than temporary impairments - net	—	2	2	4
Operating loss (income) of Spain solar projects	—	14	—	14
Merger-related expenses	—	—	—	—
Adjusted Earnings (Loss)	$462	$231	$(5)	$688
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.05	$0.46	$(0.01)	$1.50
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	0.03	(0.01)	0.02
Loss (income) from other than temporary impairments - net	—	—	—	—
Operating loss (income) of Spain solar projects	—	0.03	—	0.03
Merger-related expenses	—	—	—	—
Adjusted Earnings (Loss) Per Share	$1.05	$0.52	$(0.02)	$1.55
Weighted-average shares outstanding (assuming dilution)				440

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Nine Months Ended September 30, 2015	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$8,812	$4,310	$295	$13,417
Operating Expenses
Fuel, purchased power and interchange	3,298	804	49	4,151
Other operations and maintenance	1,147	1,115	91	2,353
Merger-related	—	—	20	20
Depreciation and amortization	1,154	874	54	2,082
Taxes other than income taxes and other	910	122	22	1,054
Total operating expenses	6,509	2,915	236	9,660
Operating Income	2,303	1,395	59	3,757
Other Income (Deductions)
Interest expense	(337)	(469)	(106)	(912)
Benefits associated with differential membership interests - net	—	151	—	151
Equity in earnings of equity method investees	—	76	11	87
Allowance for equity funds used during construction	46	—	2	48
Interest income	3	23	39	65
Gains on disposal of assets - net	—	42	—	42
Gain associated with Maine fossil	—	—	—	—
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(32)	—	(32)
Other - net	(4)	28	3	27
Total other deductions - net	(292)	(181)	(51)	(524)
Income (Loss) before Income Taxes	2,011	1,214	8	3,233
Income Tax Expense (Benefit)	728	280	(27)	981
Net Income (Loss)	1,283	934	35	2,252
Less Net Income Attributable to Noncontrolling Interests	—	(7)	—	(7)
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,283	$927	$35	$2,245
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,283	$927	$35	$2,245
Adjustments, net of income taxes:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	(203)	(7)	(210)
Loss (income) from other than temporary impairments - net	—	14	—	14
Gain associated with Maine fossil	—	—	—	—
Operating loss (income) of Spain solar projects	—	(5)	—	(5)
Merger-related expenses	—	—	16	16
Adjusted Earnings (Loss)	$1,283	$733	$44	$2,060
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$2.84	$2.05	$0.08	$4.97
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	(0.45)	(0.02)	(0.47)
Loss (income) from other than temporary impairments - net	—	0.03	—	0.03
Gain associated with Maine fossil	—	—	—	—
Operating loss (income) of Spain solar projects	—	(0.01)	—	(0.01)
Merger-related expenses	—	—	0.03	0.03
Adjusted Earnings (Loss) Per Share	$2.84	$1.62	$0.09	$4.55
Weighted-average shares outstanding (assuming dilution)				451

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Nine Months Ended September 30, 2014	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$8,739	$3,312	$306	$12,357
Operating Expenses
Fuel, purchased power and interchange	3,367	903	67	4,337
Other operations and maintenance	1,186	1,014	96	2,296
Merger-related	—	—	—	—
Depreciation and amortization	1,046	761	52	1,859
Taxes other than income taxes and other	892	104	16	1,012
Total operating expenses	6,491	2,782	231	9,504
Operating Income	2,248	530	75	2,853
Other Income (Deductions)
Interest expense	(325)	(496)	(119)	(940)
Benefits associated with differential membership interests - net	—	146	—	146
Equity in earnings of equity method investees	—	61	(1)	60
Allowance for equity funds used during construction	27	—	1	28
Interest income	2	19	39	60
Gains on disposal of assets - net	—	88	1	89
Gain associated with Maine fossil	—	21	—	21
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(8)	—	(8)
Other - net	(1)	30	(30)	(1)
Total other deductions - net	(297)	(139)	(109)	(545)
Income (Loss) before Income Taxes	1,951	391	(34)	2,308
Income Tax Expense (Benefit)	720	16	(13)	723
Net Income (Loss)	1,231	375	(21)	1,585
Less Net Income Attributable to Noncontrolling Interests	—	(4)	—	(4)
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,231	$371	$(21)	$1,581
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,231	$371	$(21)	$1,581
Adjustments, net of income taxes:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	274	9	283
Loss (income) from other than temporary impairments - net	—	(1)	2	1
Gain associated with Maine fossil	—	(12)	—	(12)
Operating loss (income) of Spain solar projects	—	22	—	22
Merger-related expenses	—	—	—	—
Adjusted Earnings (Loss)	$1,231	$654	$(10)	$1,875
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$2.80	$0.84	$(0.04)	$3.60
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	0.62	0.02	0.64
Loss (income) from other than temporary impairments - net	—	—	—	—
Gain associated with Maine fossil	—	(0.03)	—	(0.03)
Operating loss (income) of Spain solar projects	—	0.05	—	0.05
Merger-related expenses	—	—	—	—
Adjusted Earnings (Loss) Per Share	$2.80	$1.48	$(0.02)	$4.26
Weighted-average shares outstanding (assuming dilution)				440

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
September 30, 2015	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$40,217	$29,010	$1,529	$70,756
Nuclear fuel	1,352	879	—	2,231
Construction work in progress	2,685	3,444	89	6,218
Less accumulated depreciation and amortization	(11,734)	(7,209)	(427)	(19,370)
Total property, plant and equipment - net	32,520	26,124	1,191	59,835
Current Assets
Cash and cash equivalents	30	1,105	46	1,181
Customer receivables, net of allowances	1,027	854	80	1,961
Other receivables	112	619	(382)	349
Materials, supplies and fossil fuel inventory	887	452	5	1,344
Regulatory assets:
Deferred clause and franchise expenses	135	—	—	135
Derivatives	212	—	—	212
Other	208	—	1	209
Derivatives	4	628	22	654
Deferred income taxes	—	10	—	10
Other	195	408	(1)	602
Total current assets	2,810	4,076	(229)	6,657
Other Assets
Special use funds	3,435	1,588	1	5,024
Other investments	4	725	1,052	1,781
Prepaid benefit costs	1,230	—	73	1,303
Regulatory assets:
Purchased power agreement termination	749	—	—	749
Securitized storm-recovery costs	225	—	—	225
Other	584	—	168	752
Derivatives	1	1,277	26	1,304
Other	344	1,769	220	2,333
Total other assets	6,572	5,359	1,540	13,471
Total Assets	$41,902	$35,559	$2,502	$79,963
Capitalization
Common stock	$1,373	$—	$(1,368)	$5
Additional paid-in capital	7,732	8,632	(7,870)	8,494
Retained earnings	6,783	7,940	(736)	13,987
Accumulated other comprehensive loss	—	(103)	(65)	(168)
Total common shareholders' equity	15,888	16,469	(10,039)	22,318
Noncontrolling interests	—	508	—	508
Total equity	15,888	16,977	(10,039)	22,826
Long-term debt	9,037	6,512	10,055	25,604
Total capitalization	24,925	23,489	16	48,430
Current Liabilities
Commercial paper	246	—	780	1,026
Notes payable	—	12	1,125	1,137
Current maturities of long-term debt	62	1,843	592	2,497
Accounts payable	719	1,175	(24)	1,870
Customer deposits	464	4	—	468
Accrued interest and taxes	975	231	(323)	883
Derivatives	216	505	13	734
Accrued construction-related expenditures	183	737	9	929
Other	350	443	34	827
Total current liabilities	3,215	4,950	2,206	10,371
Other Liabilities and Deferred Credits
Asset retirement obligations	1,415	686	—	2,101
Deferred income taxes	7,276	2,439	(148)	9,567
Regulatory liabilities:
Accrued asset removal costs	1,996	—	9	2,005
Asset retirement obligation regulatory expense difference	2,131	—	—	2,131
Other	502	—	—	502
Derivatives	19	446	144	609
Deferral related to differential membership interests	—	2,537	—	2,537
Other	423	1,012	275	1,710
Total other liabilities and deferred credits	13,762	7,120	280	21,162
Commitments and Contingencies
Total Capitalization and Liabilities	$41,902	$35,559	$2,502	$79,963

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
December 31, 2014	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$39,027	$27,526	$1,489	$68,042
Nuclear fuel	1,217	788	1	2,006
Construction work in progress	1,694	1,841	56	3,591
Less accumulated depreciation and amortization	(11,282)	(6,268)	(384)	(17,934)
Total property, plant and equipment - net	30,656	23,887	1,162	55,705
Current Assets
Cash and cash equivalents	14	536	27	577
Customer receivables, net of allowances	773	972	60	1,805
Other receivables	136	266	(48)	354
Materials, supplies and fossil fuel inventory	848	439	5	1,292
Regulatory assets:
Deferred clause and franchise expenses	268	—	—	268
Derivatives	364	—	—	364
Other	111	—	5	116
Derivatives	5	955	30	990
Deferred income taxes	—	699	40	739
Other	115	321	3	439
Total current assets	2,634	4,188	122	6,944
Other Assets
Special use funds	3,524	1,642	—	5,166
Other investments	4	555	840	1,399
Prepaid benefit costs	1,189	—	55	1,244
Regulatory assets:
Purchased power agreement termination	—	—	—	—
Securitized storm-recovery costs	294	—	—	294
Other	468	—	189	657
Derivatives	1	1,008	—	1,009
Other	537	1,639	335	2,511
Total other assets	6,017	4,844	1,419	12,280
Total Assets	$39,307	$32,919	$2,703	$74,929
Capitalization
Common stock	$1,373	$—	$(1,369)	$4
Additional paid-in capital	6,279	7,989	(7,089)	7,179
Retained earnings	5,499	7,013	261	12,773
Accumulated other comprehensive loss	—	(5)	(35)	(40)
Total common shareholders' equity	13,151	14,997	(8,232)	19,916
Noncontrolling interests	—	252	—	252
Total equity	13,151	15,249	(8,232)	20,168
Long-term debt	9,413	6,199	8,755	24,367
Total capitalization	22,564	21,448	523	44,535
Current Liabilities
Commercial paper	1,142	—	—	1,142
Notes payable	—	—	—	—
Current maturities of long-term debt	60	1,668	1,787	3,515
Accounts payable	647	692	15	1,354
Customer deposits	458	4	—	462
Accrued interest and taxes	245	246	(17)	474
Derivatives	370	906	13	1,289
Accrued construction-related expenditures	233	437	6	676
Other	331	400	20	751
Total current liabilities	3,486	4,353	1,824	9,663
Other Liabilities and Deferred Credits
Asset retirement obligations	1,355	631	—	1,986
Deferred income taxes	6,835	2,424	2	9,261
Regulatory liabilities:
Accrued asset removal costs	1,898	—	6	1,904
Asset retirement obligation regulatory expense difference	2,257	—	—	2,257
Other	476	—	—	476
Derivatives	—	342	124	466
Deferral related to differential membership interests	—	2,704	—	2,704
Other	436	1,017	224	1,677
Total other liabilities and deferred credits	13,257	7,118	356	20,731
Commitments and Contingencies
Total Capitalization and Liabilities	$39,307	$32,919	$2,703	$74,929

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Nine Months Ended September 30, 2015	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$1,283	$934	$35	$2,252
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,154	874	54	2,082
Nuclear fuel and other amortization	160	105	15	280
Unrealized losses (gains) on marked to market energy contracts	—	(393)	—	(393)
Deferred income taxes	107	851	(110)	848
Cost recovery clauses and franchise fees	114	—	—	114
Purchased power agreement termination	(521)	—	—	(521)
Benefits associated with differential membership interests - net	—	(151)	—	(151)
Allowance for equity funds used during construction	(46)	—	(2)	(48)
Losses (gains) on disposal of assets - net	—	(40)	1	(39)
Gain associated with Maine fossil	—	—	—	—
Other - net	54	36	43	133
Changes in operating assets and liabilities:
Customer and other receivables	(250)	180	(53)	(123)
Materials, supplies and fossil fuel inventory	(39)	(13)	—	(52)
Other current assets	(49)	(10)	3	(56)
Other assets	(41)	30	(17)	(28)
Accounts payable and customer deposits	32	(161)	(2)	(131)
Margin cash collateral	—	(79)	—	(79)
Income taxes	366	(434)	113	45
Interest and other taxes	357	18	11	386
Other current liabilities	28	—	55	83
Other liabilities	(41)	(40)	(8)	(89)
Net cash provided by operating activities	2,668	1,707	138	4,513
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,440)	—	—	(2,440)
Independent power and other investments of NEER	—	(2,693)	—	(2,693)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	6	—	6
Nuclear fuel purchases	(178)	(132)	—	(310)
Other capital expenditures and other investments	—	—	(233)	(233)
Sale of independent power and other investments of NEER	—	34	—	34
Proceeds from sale or maturity of securities in special use funds and other investments	3,099	548	104	3,751
Purchases of securities in special use funds and other investments	(3,149)	(572)	(151)	(3,872)
Proceeds from the sale of a noncontrolling interest in subsidiaries	—	319	—	319
Other - net	(86)	47	—	(39)
Net cash used in investing activities	(2,754)	(2,443)	(280)	(5,477)
Cash Flows From Financing Activities
Issuances of long-term debt	85	1,827	1,550	3,462
Retirements of long-term debt	(550)	(1,075)	(1,472)	(3,097)
Net change in short-term debt	(896)	12	1,905	1,021
Issuances of common stock - net	—	—	1,274	1,274
Dividends on common stock	—	—	(1,031)	(1,031)
Dividends & capital distributions from (to) parent - net	1,454	610	(2,064)	—
Other - net	9	(69)	(1)	(61)
Net cash provided by (used in) financing activities	102	1,305	161	1,568
Net increase (decrease) in cash and cash equivalents	16	569	19	604
Cash and cash equivalents at beginning of period	14	536	27	577
Cash and cash equivalents at end of period	$30	$1,105	$46	$1,181

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Nine Months Ended September 30, 2014	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$1,231	$375	$(21)	$1,585
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,046	761	52	1,859
Nuclear fuel and other amortization	149	93	17	259
Unrealized losses (gains) on marked to market energy contracts	—	279	2	281
Deferred income taxes	249	240	227	716
Cost recovery clauses and franchise fees	(93)	—	—	(93)
Purchased power agreement termination	—	—	—	—
Benefits associated with differential membership interests - net	—	(146)	—	(146)
Allowance for equity funds used during construction	(27)	—	(1)	(28)
Losses (gains) on disposal of assets - net	—	(88)	(1)	(89)
Gain associated with Maine fossil	—	(21)	—	(21)
Other - net	114	65	80	259
Changes in operating assets and liabilities:
Customer and other receivables	(288)	37	(12)	(263)
Materials, supplies and fossil fuel inventory	(92)	(18)	(2)	(112)
Other current assets	(33)	(36)	4	(65)
Other assets	(92)	(70)	(20)	(182)
Accounts payable and customer deposits	90	59	(2)	147
Margin cash collateral	—	(321)	—	(321)
Income taxes	391	(234)	(187)	(30)
Interest and other taxes	343	20	15	378
Other current liabilities	(92)	(49)	(8)	(149)
Other liabilities	(27)	—	10	(17)
Net cash provided by operating activities	2,869	946	153	3,968
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,235)	—	—	(2,235)
Independent power and other investments of NEER	—	(2,471)	—	(2,471)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	321	—	321
Nuclear fuel purchases	(129)	(108)	—	(237)
Other capital expenditures and other investments	—	—	(115)	(115)
Sale of independent power and other investments of NEER	—	307	—	307
Proceeds from sale or maturity of securities in special use funds and other investments	2,530	563	486	3,579
Purchases of securities in special use funds and other investments	(2,578)	(586)	(537)	(3,701)
Proceeds from the sale of a noncontrolling interest in subsidiaries	—	438	—	438
Other - net	36	(4)	4	36
Net cash used in investing activities	(2,376)	(1,540)	(162)	(4,078)
Cash Flows From Financing Activities
Issuances of long-term debt	998	1,216	2,030	4,244
Retirements of long-term debt	(355)	(1,201)	(2,132)	(3,688)
Net change in short-term debt	76	—	419	495
Issuances of common stock - net	—	—	57	57
Dividends on common stock	—	—	(945)	(945)
Dividends & capital distributions from (to) parent - net	(1,200)	552	648	—
Other - net	(2)	73	(77)	(6)
Net cash provided by (used in) financing activities	(483)	640	—	157
Net increase (decrease) in cash and cash equivalents	10	46	(9)	47
Cash and cash equivalents at beginning of period	19	370	49	438
Cash and cash equivalents at end of period	$29	$416	$40	$485

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Third Quarter	Year-To-Date
2014 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.98	$1.12	$1.50	$3.60

Florida Power & Light - 2014 Earnings Per Share	$0.79	$0.96	$1.05	$2.80
New investment growth	0.05	0.02	0.06	0.12
Cost recovery clause results, primarily nuclear uprates in base rates	—	(0.01)	(0.01)	(0.02)
Allowance for funds used during construction	(0.01)	0.02	0.03	0.04
Wholesale operations	0.01	(0.01)	(0.02)	(0.01)
Other and share dilution	(0.04)	(0.01)	(0.04)	(0.09)
Florida Power & Light - 2015 Earnings Per Share	$0.80	$0.97	$1.07	$2.84

NEER - 2014 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.20	$0.18	$0.46	$0.84
New investments	0.09	0.10	0.03	0.22
Existing assets	(0.17)	(0.05)	0.01	(0.21)
Gas infrastructure	0.02	(0.05)	(0.01)	(0.04)
Customer supply and proprietary power & gas trading	0.21	0.03	0.03	0.27
Asset sales	—	(0.03)	—	(0.03)
NEP initial public offering transaction costs	—	0.05	—	0.05
NEP Canadian structuring charges	—	0.10	—	0.10
Non-qualifying hedges impact	0.33	0.37	0.38	1.07
Maine fossil gain	(0.03)	—	—	(0.03)
Operating results of Spain solar projects	0.02	(0.02)	0.05	0.06
Change in other than temporary impairment losses - net	—	(0.01)	(0.03)	(0.03)
Interest and corporate general and administrative expenses	(0.05)	(0.06)	(0.06)	(0.17)
Other, including income taxes and share dilution	—	—	(0.04)	(0.05)
NEER - 2015 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.62	$0.61	$0.82	$2.05

Corporate and Other - 2014 Loss Per Share	$(0.01)	$(0.02)	$(0.01)	$(0.04)
Non-qualifying hedges impact	0.01	0.01	(0.01)	0.04
Merger-related expenses	(0.01)	(0.01)	(0.01)	(0.03)
Other, including interest expense, interest income and consolidating income tax benefits or expenses and share dilution	0.04	0.03	0.07	0.11
Corporate and Other - 2015 Earnings Per Share	$0.03	$0.01	$0.04	$0.08

2015 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.45	$1.59	$1.93	$4.97

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

The sum of the quarterly amounts may not equal the year-to-date total due to rounding.

NextEra Energy, Inc.
Schedule of Total Debt and Equity
(millions)
(unaudited)

	Preliminary
September 30, 2015	Per Books	Adjusted (1)
Long-term debt, including current maturities, and short-term debt
Junior Subordinated Debentures	$2,978	$1,489
Debentures, related to NextEra Energy's equity units	1,850
Project Debt:
Natural gas-fired assets	1,458
Wind assets	4,060	1,532
Solar	2,303	1,025
Other	940	53
Storm Securitization Debt	273
Other(2)		1,185
Other long-term debt, including current maturities, and short-term debt(3)	16,402	16,402
Total debt per Balance Sheet	30,264	21,686
Junior Subordinated Debentures		1,489
Debentures, related to NextEra Energy's equity units		1,850
Total Equity	22,826	22,826
Total capitalization, including debt due within one year	$53,090	$47,851
Debt ratio	57%	45%

December 31, 2014	Per Books	Adjusted (1)
Long-term debt, including current maturities, and short-term debt
Junior Subordinated Debentures	$2,978	$1,489
Debentures, related to NextEra Energy's equity units	1,750
Project Debt:
Natural gas-fired assets	1,501
Wind assets	3,913	1,475
Solar	1,750	880
Other	952
Storm Securitization Debt	331
Other(2)		1,625
Other long-term debt, including current maturities, and short-term debt(3)	15,849	15,849
Total debt per Balance Sheet	29,024	21,318
Junior Subordinated Debentures		1,489
Debentures, related to NextEra Energy's equity units		1,750
Total Equity	20,168	20,168
Total capitalization, including debt due within one year	$49,192	$44,725
Debt ratio	59%	48%
________________________

(1)	Adjusted debt calculation is based on NextEra Energy's interpretation of S&P's credit metric methodology which can be found in their Corporate Ratings Criteria on S&P's website.
(2)	Other includes imputed debt of purchase power agreements, a portion of the deferral related to differential membership interests and certain accrued interest.
(3)	Includes premium and discount on all debt issuances.

Florida Power & Light Company
Statistics
(unaudited)

	Preliminary
	Quarter			Year-to-Date
Periods Ended September 30,	2015	2014	% change	2015	2014	% change
Energy sales (million kWh)
Residential	17,919	17,241	3.9%	44,614	42,655	4.6%
Commercial	13,056	12,768	2.3%	35,416	34,587	2.4%
Industrial	778	766	1.6%	2,279	2,221	2.6%
Public authorities	138	153	(9.8)%	419	421	(0.5)%
Increase (decrease) in unbilled sales	(371)	(216)	71.8%	743	511	45.4%
Total retail	31,520	30,712	2.6%	83,471	80,395	3.8%
Electric utilities	1,893	1,771	6.9%	5,118	4,301	19.0%
Interchange power sales	326	403	(19.1)%	2,457	2,187	12.3%
Total	33,739	32,886	2.6%	91,046	86,883	4.8%

Average price (cents/kWh)(1)
Residential	10.74	11.21	(4.2)%	10.80	11.13	(3.0)%
Commercial	8.52	8.89	(4.2)%	8.78	9.04	(2.9)%
Industrial	6.60	6.90	(4.3)%	6.72	6.95	(3.3)%
Total	9.53	9.97	(4.4)%	9.65	9.97	(3.2)%

Average customer accounts (000s)
Residential	4,232	4,173	1.4%	4,221	4,162	1.4%
Commercial	534	526	1.5%	532	525	1.3%
Industrial	12	11	9.1%	11	10	10.0%
Other	3	4	(25.0)%	4	4	—%
Total	4,781	4,714	1.4%	4,768	4,701	1.4%

	September 30,
	2015	2014	% change
End of period customer accounts (000s)
Residential	4,236	4,177	1.4%
Commercial	534	527	1.3%
Industrial	12	11	9.1%
Other	4	4	—%
Total	4,786	4,719	1.4%

	2015	Normal	2014
Three Months Ended September 30,
Cooling degree-days(2)	949	931	917
Heating degree-days(2)	—	—	—
Nine Months Ended September 30,
Cooling degree-days(2)	1,839	1,650	1,669
Heating degree-days(2)	186	264	202
________________________

(1)	Excludes interchange power sales, net change in unbilled revenues and deferrals under cost recovery clauses.
(2)	Cooling degree days use a 72 degree base temperature and heating degree days use a 66 degree base temperature.